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                                                                     EXHIBIT 5.1

                        POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                              191 Peachtree Street N.E.
                                      Suite 1600
                                Atlanta, Georgia 30303
                                    (404) 572-6600
                                     July 28, 1997

Net.B@nk, Inc.
7000 Peachtree Dunwoody Road
Building 10, Suite 300
Atlanta, Georgia 30328

    Re:  Registration of 575,000 Shares of Common Stock;
         Registration Statement on Form S-1 (Reg. No. 333-23717)
         -------------------------------------------------------

Ladies and Gentlemen:

    We have acted as counsel to Net.B@nk, Inc., a Georgia corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement"), of 575,000 shares (the "Shares") of common stock, $.01 par value ("Common Stock"), of the Company.

    In this capacity, we have examined the Registration Statement in the form filed by the Company with the Securities and Exchange Commission (the "Commission") on July 28, 1997 and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

    In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

    Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be legally and validly issued, fully paid and non-assessable.

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Net.B@nk, Inc.
Page 2

    We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is incorporated by reference in the Registration Statement. We further consent to the use of this opinion as an exhibit to applications to securities commissioners of various states of the United States for registration or qualification of the States under the securities or "blue sky" laws of such states.


                                     Very truly yours,


                   /s/  POWELL, GOLDSTEIN, FRAZER & MURPHY LLP